                                 [FACE OF NOTE]

CUSIP NO.________

REGISTERED
PRINCIPAL AMOUNT_________
No. FX -

                             W. R. GRACE & CO.-CONN.
                           MEDIUM-TERM NOTE, SERIES A
                                   (FIXED RATE)

                  Due more than nine months from date of issue

                 Unconditionally guaranteed by W. R. GRACE & CO.


          If the registered owner of this Note (as indicated below) is The Depository Trust Company or one of its nominees, this Note is a Global Security and the following two legends apply:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ISSUE PRICE:

ISSUE DATE:

MATURITY DATE:

INTEREST RATE:

SPECIFIED CURRENCY:
  U.S. dollars:  [ ] YES   [ ] NO
  Other than U.S. dollars:

DEPOSITORY:
  [X] DTC or nominee
  [ ] Other:

EXCHANGE RATE AGENT:
  [ ] NationsBank of Georgia
          (National Association)
  [ ] Other:

PAYING AGENT:
  [X] NationsBank of Georgia
          (National Association)
  [ ] Other:

MINIMUM DENOMINATIONS:
  [ ] $1,000
  [ ] Other:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS:
  [ ] YES   [ ] NO

INTEREST PAYMENT DATES IF OTHER THAN MAY 15 AND NOVEMBER 15:

REGULAR RECORD DATES IF OTHER THAN MAY 1 AND NOVEMBER 1:

ADDITIONAL AMOUNTS:
  [ ] YES   [ ] NO

DEFEASANCE:
  [X] YES   [ ] NO

COVENANT DEFEASANCE:
  [X] YES   [ ] NO

OPTIONAL INTEREST RATE RESET
  [ ] YES   [ ] NO

OPTIONAL INTEREST RATE RESET DATE[S]:

OPTION TO ELECT REPAYMENT:
  [ ] YES   [ ] NO

MINIMUM REDEMPTION AMOUNT:

OPTIONAL REPAYMENT  DATE[S]:

OPTIONAL REDEMPTION:
  [ ] YES   [ ] NO

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

TOTAL AMOUNT OF OID:

INITIAL ACCRUAL PERIOD OID:

YIELD TO MATURITY:

OTHER/DIFFERENT PROVISIONS:



































        All capitalized terms used herein without definition shall be deemed to have the respective meanings assigned thereto above or if such terms do not appear above, in the Indenture. All references herein to agents named above shall be deemed to include any successors thereto.

          W. R. GRACE & CO.-CONN., a Connecticut corporation (herein referred to as the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to


___________________________________, or registered assigns, the principal sum of
________________________________________________________________________________
_______________ at the Maturity Date (except to the extent redeemed or repaid prior to such Maturity Date) and to pay interest, if any, on this Note at the Interest Rate from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 1, and November 1 of each year (unless other Interest Payment Dates are set forth above) (each, an "INTEREST PAYMENT DATE") until the principal hereof is paid or duly provided for, and at the Maturity Date, on any Redemption Date or Repayment Date (such terms together are hereinafter referred to as the "MATURITY" with respect to the principal repayable on such date) as provided on the reverse hereof. Except as indicated above, "BUSINESS DAY" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York; (ii) if this
Note is denominated in a Specified Currency other than U.S. dollars or ECU, (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Specified Currency and (b) a day on which banking institutions in such principal financial center are carrying out transactions in such Specified Currency;
(iii) if this Note is denominated in ECU, (a) not a day on which banking institutions are authorized or required by law or regulation to close in Luxembourg and (b) an ECU clearing day, as determined by the ECU Banking Association in Paris.

          Interest, if any, on this Note shall accrue as provided on the reverse hereof. Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the date (whether or not a Business Day) 15 calendar days prior to such Interest Payment Date; PROVIDED, HOWEVER, that, if this Note is issued between a Regular Record Date and the related Interest Payment Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the holder on such succeeding Regular Record Date; and PROVIDED FURTHER that interest payable at Maturity shall be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for by the Company shall forthwith cease to be payable to the holder on such Regular Record Date, and such Defaulted Interest may be paid, at the election of the Company, to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holders of the Securities of the series of which this Note forms a part, not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

          Principal (and premium, if any) and interest, if any, payable at Maturity shall be paid upon surrender of this Note at the office of the Paying Agent in The City of New York. Until the Securities of the series of which this Note forms a part are paid in full or payment therefor in full is duly provided for, the Company shall at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York. The Company has initially appointed the Paying Agent designated above.

          If this Note is not a Global Security, payment of interest, if any, on this Note (other than at Maturity) shall be made by check mailed to the registered address of the holder hereof; PROVIDED, HOWEVER, that, if (i) the Specified Currency is U.S. dollars and the holder hereof is the holder of $10,000,000 or more in aggregate principal amount of Securities of the series of which this Note forms a part (whether having identical or different terms and provisions) or (ii) the Specified Currency is not U.S. dollars, and, if such option is set forth on the face hereof, the holder has elected to receive payments in such Specified Currency as set forth on the reverse hereof, such interest payments shall be made by transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Simultaneously with any election by the holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such holder may provide appropriate instructions to the Trustee, and all such payments shall be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Payments of principal of (and premium, if any, on) and interest, if any, on this Note at Maturity shall be paid in immediately available funds upon surrender of this Note at the office of the Paying Agent in The City of New York (or at such other location as may be specified above).

          If this Note is a Global Security, payment of interest, if any, on this Note (other than at Maturity) shall be made by the Paying Agent to the Depository in immediately available funds. Payments of principal of (and premium, if any, on) and interest, if any, on this Note at Maturity shall be made by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depository. Owners of an interest in this Note shall be paid in accordance with the procedures of the Depository and the applicable Participant therein, as in effect from time to time. If this Note is denominated in a Specified Currency other than U.S. dollars, owners of an interest in this Note who have elected through the Depository to receive payments of principal of (and premium, if any, on) and interest, if any, on this
Note in such Specified Currency as set forth on the reverse hereof will be paid directly by the Paying Agent.

          The Company shall pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, shall be borne by the holder of the Note in respect of which such payments are made.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to by manual signature, this Note and the Guarantee endorsed thereon shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal, which may be a facsimile.

Dated:






[Corporate Seal]                   W. R. GRACE & CO.-CONN.,
Attest:


___________________________        By:__________________________________________
Assistant Secretary                  Senior Vice President and Treasurer




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture


                                   NATIONSBANK OF GEORGIA
                                     (NATIONAL ASSOCIATION)

                                   By:______________________________
                                          Authorized Officer

                                    GUARANTEE


          For value received, W. R. GRACE & CO., a New York corporation (herein referred to as the "Guarantor", which term includes any successor under the Indenture referred to on the reverse of the Note upon which this Guarantee is endorsed), hereby fully, unconditionally and irrevocably guarantees to the holder of the Note upon which this Guarantee is endorsed, and to the Trustee on behalf of each such holder, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on such Note (including, in case of default, interest, if any on any overdue principal, premium and interest and including any additional interest required to be paid according to the terms of such Note), when and as the same shall become due and payable, whether on the Maturity Date, upon redemption or repayment, upon declaration of acceleration or otherwise, according to the terms of such Note and of the Indenture. In case of the failure of the Company or any successor thereto punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Maturity Date, upon redemption or repayment, upon declaration of acceleration or otherwise, as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional and absolute, irrespective of the identity of the Company, the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, the granting of any waiver or consent by the holder of such Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.

          If the Trustee or the holder of such Note is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such holder in respect of such Note, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand and the holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

          The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any holder of such Note authenticated and delivered by the Trustee and the Trustee on behalf of such holder against the Company or any collateral which any such holder or the Trustee on behalf of such holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the payment in full of all obligations and all other amounts payable under this Guarantee, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, any holder of any Outstanding Note and the Trustee on behalf of such holder and shall forthwith be paid to the Trustee for the benefit of such holder to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of the Indenture. The Guarantor acknowledges that the waiver set forth herein is knowingly made.

          All capitalized terms used without definition in this Guarantee shall have the respective meanings assigned thereto in the Indenture.

          This Guarantee shall not be valid or obligatory for any purpose unless the certificate of authentication on the Note on which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.







[Corporate Seal]                      W. R. GRACE & CO.
Attest:


_____________________                 By: ______________________________________
Assistant Secretary                        Senior Vice President and Treasurer

                                [REVERSE OF NOTE]


                             W. R. GRACE & CO.-CONN.

                           MEDIUM-TERM NOTE, SERIES A

                 UNCONDITIONALLY GUARANTEED BY W. R. GRACE & CO.


          Section 1. GENERAL. This Note is one of a duly authorized issue of securities (the "SECURITIES") of the Company, issued and to be issued in one or more series under the Indenture, dated as of January 28, 1993, as it may be supplemented from time to time (the "INDENTURE"), among the Company, the Guarantor and NationsBank of Georgia, National Association, trustee (including any successor trustee under the Indenture with respect to a series of which this
Note is a part, the "TRUSTEE"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, which series is unlimited in aggregate principal amount.

          This Note is unconditionally guaranteed by the Guarantor, as set forth in Article Sixteen of the Indenture and in the Guarantee endorsed on the face hereof.

          Section 2. PAYMENTS. Payments of principal (and premium, if any) and interest, if any, to be made in respect hereof shall, if this Note is denominated in U.S. dollars, be paid in the manner described on the face hereof. Payments of principal (and premium, if any) and interest, if any, to be made in respect hereof shall, if this Note is denominated in a Specified Currency other than U.S. dollars, be made by the Paying Agent in U.S. dollars in the manner described on the face hereof in an amount calculated by the Exchange Rate Agent; PROVIDED that, if such option is set forth on the face hereof, the holder hereof (or, if this Note is a Global Security, the beneficial owner hereof) may elect to receive all payments in respect thereof in such Specified Currency by delivering a written election to that effect to the Paying Agent in The City of New York on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but
(i) the Paying Agent must receive written notice of any such change on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be, and (ii) no such change of election may be made with respect to payments on this Note with respect to which (a) an Event of Default has occurred, (b) the Company has exercised any of its defeasance or covenant defeasance options, (c) the Indenture has been satisfied and discharged pursuant to Article Four thereof, (d) the Company has given a notice of redemption or (e) such holder has exercised its repayment option. All currency exchange costs shall be borne by the Company unless any holder hereof has made the election referred to above in this paragraph, in which case each electing holder shall bear the currency exchange costs related hereto, if any, by deductions from payments otherwise due such holder.

          The amount of U.S. dollar payments in respect hereof, if this Note is denominated in a Specified Currency other than U.S. dollars (the "EXCHANGE RATE"), shall be determined by the Exchange Rate Agent, based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, that yields the largest number of U.S. dollars upon conversion of such Specified Currency. Such selection shall be made from the quotations received by the Exchange Rate Agent from no more than three nor less than two recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) in The City of New York, selected by the Exchange Rate Agent and approved by the Company, for the purchase by the quoting dealer of the Specified Currency in exchange for U.S. dollars for settlement on such payment date. If no such bid quotations are available, payments shall be made in the Specified Currency unless such Specified Currency is unavailable, in which case the Company shall be entitled to make payments in U.S. dollars, all as provided below.

          If this Note is denominated in a Specified Currency other than U.S. dollars and payments hereon are required to be made in such Specified Currency (either because (i) the holder thereof has elected to receive payment in such Specified Currency, as specified above, or (ii) payments in U.S. dollars may not be made due to the unavailability of the Exchange Rate as of any particular payment date) and such Specified Currency is unavailable as of the due date thereof (due to the imposition of exchange controls or other circumstances beyond the Company's control, or because such Specified Currency is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community), the Company shall be entitled to make all payments due on such due date with respect hereto in U.S. dollars until such Specified Currency is again available or so used, on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency, as certified for customs purposes by the Federal Reserve Bank of New York ("MARKET EXCHANGE RATE") for such Specified Currency on the second Business Day prior to such date. In the event such Market Exchange Rate is not then available, the Company shall be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, in an amount determined by the Exchange Agent on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency (including, without limitation, the ECU), in an amount determined by the Exchange Rate Agent to be the sum of the amounts obtained by multiplying the appropriate number of units of each component currency comprising such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

          If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

          The determinations made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the holder hereof, and the Exchange Rate Agent shall have no liability therefor.

          Section 3. REDEMPTION. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Note shall not be less than the minimum denomination of such Note) on or after the Initial Redemption Date set forth on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Note is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage set forth on the face hereof, together with accrued interest to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction set forth on the face hereof until the redemption price is 100% of such amount. The Company may exercise any such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of any such redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be so redeemed, the Notes to be so redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

          Section 4. REPAYMENT. If so specified on the face hereof, this Note shall be repayable prior to the Maturity Date at the option of the holder on each applicable Optional Repayment Date set forth on the face hereof at the repayment price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date. In order for this Note to be so repaid, the Trustee must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, this Note with the form attached hereto entitled "OPTION TO ELECT REPAYMENT" duly completed. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the holder of this Note in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall not be less than the minimum denomination of such Note). Upon any partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the holder of this Note.

          Section 5. SINKING FUND. This Note shall not be subject to any sinking fund.

          Section 6. DISCOUNT SECURITIES. If this Note (such a Note being referred to as a "DISCOUNT SECURITY") (a) has been issued at an Issue Price (as set forth on the face hereof) lower, by more than a DE MINIMIS amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof or (b) would be considered an original issue discount instrument for United States federal income tax purposes, then the amount payable on this Note in the event of redemption by the Company, repayment at the option of the holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Maturity Date, shall be the Amortized Face Amount

(as defined below) of this Note as of the date of such redemption, repayment or acceleration. The "AMORTIZED FACE AMOUNT" of this Note shall be the amount equal to the sum of (a) the Issue Price (set forth on the face hereof) plus
(b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which such Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.

          Section 7. MODIFICATION AND WAIVERS; OBLIGATION OF THE COMPANY AND THE GUARANTOR ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the holders of all Outstanding Securities affected thereby at any time by the Company, the Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Company and the Guarantor to omit to comply with certain covenants of the Indenture, if the holders of at least a majority in principal amount of all Outstanding Securities waive such compliance. Furthermore, provisions in the Indenture permit the waiver of certain past defaults under the Indenture and their consequences, with respect to certain of such defaults, by the holders of not less than a majority in principal amount of all Outstanding Securities of any series on behalf of all of the holders of Securities of such series and, with respect to certain other of such defaults, by the holders of not less than a majority in principal amount of all Outstanding Securities on behalf of the holders of all Outstanding Securities. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note, of the Guarantees or of the Indenture shall alter or impair the obligation of the Company or the Guarantor (in the event the Guarantor is obligated to make payments in respect of this Note), which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest, if any, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

          Section 8. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the obligations of the Company and the Guarantor with respect to this Note, (b) the entire indebtedness of the Company on this Note and (c) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions shall apply to this Note, unless otherwise specified on the face hereof.

          Section 9. AUTHORIZED DENOMINATIONS. Unless otherwise provided on the face hereof, this Note is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Note is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Note shall be issuable in the denominations set forth on the face hereof.

          Section 10. REGISTRATION OF TRANSFER. As provided in the Indenture and subject to certain limitations therein set forth, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment for the series of Securities of which this Note forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the holder hereof or by his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver to the designated transferee or transferees, one or more new Notes, having the same terms as this Note, of authorized denominations and for the same aggregate principal amount.

          If the registered owner of this Note is DTC (such a Note being a "GLOBAL SECURITY") and DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company, the Company shall issue Notes in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Notes represented by a Global Security and, in such event, shall issue Notes in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security shall be entitled to physical delivery in certificated form of a Note having the same terms as this Note with a principal amount equal to such beneficial interest and to have such Note registered in its name.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          Section 11. EVENTS OF DEFAULT. If an Event of Default with respect to the Securities of the series of which this Note forms a part shall have occurred and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

          Section 12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                _________________

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                    TEN COM - as tenants in common
                    TEN ENT - as tenants by the entireties
                    JT TEN  - as joint tenants with right of survivorship and
                              not as tenants in common

          UNIF GIFT MIN ACT - ............Custodian............
                            (Cust.)             (Minor)
                         Under Uniform Gifts to Minors Act
                         .................................
                                           (State)

Additional abbreviations may also be used though not in the above list.

                        FORM OF OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or the portion thereof specified below), pursuant to its terms, on the "REPAYMENT DATE" first occurring after the date of receipt of the within Note as specified below, at a Repayment Price equal to 100% of the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date, to the undersigned at:

_____________________________________________________________

_____________________________________________________________
 (Please Print or Type Name and Address of the Undersigned.)

          FOR THIS OPTION TO ELECT REPAYMENT TO BE EFFECTIVE, THIS NOTE WITH THE OPTION TO ELECT REPAYMENT DULY COMPLETED MUST BE RECEIVED AT LEAST 30 BUT NOT MORE THAN 45 DAYS PRIOR TO THE REPAYMENT DATE (OR, IF SUCH REPAYMENT DATE IS NOT A BUSINESS DAY, THE NEXT SUCCEEDING BUSINESS DAY) BY THE COMPANY AT ITS OFFICE OR AGENCY IN THE CITY OF NEW YORK, WHICH WILL BE LOCATED INITIALLY AT THE OFFICE OF THE AGENT OF THE TRUSTEE.

          If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $___________.

          If less than the entire principal amount of the within Note is to be repaid, specify the denomination(s) of the Note(s) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; PROVIDED that any remaining principal amount of this Note shall not be less than the minimum denomination of such Note): $_______.


Date:  __________   Your Signature: __________________________________________
                                   (Sign exactly as your name appears on
                                   the face of this Note)







___________________________________________________________
Your signature must be guaranteed by a commercial bank or trust company or by a member or member's organization of The New York Stock Exchange or American Stock Exchange.

                                 ASSIGNMENT FORM


TO ASSIGN THIS NOTE, FILL IN THE FORM BELOW:


I or we assign and transfer this Note to


           ---------------------------------------
          |                                       |
          |                                       |
          |                                       |
          |                                       |
           ---------------------------------------


     (Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
______________________________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:  __________   Your Signature: ____________________________________________
                                   (Sign exactly as your name appears on
                                   the face of this Note)








______________________
Your signature must be guaranteed by a commercial bank or trust company or by a member or member's organization of The New York Stock Exchange or American Stock Exchange.